Exhibit 99.1

Altair Announces Fourth Quarter and Full Year 2017 Financial Results

Fourth Quarter Software Product Revenue Increased 11% Year-over-Year

TROY, Mich. – March 21, 2018 – Altair Engineering Inc. (NASDAQ: ALTR) today announced its financial results for the fourth quarter and full year ended December 31, 2017.

“Altair delivered strong fourth quarter and full year results highlighted by revenue that exceeded guidance,” said James Scapa, Founder, Chairman and CEO. “We are also seeing a positive margin impact as a growing portion of revenue comes from higher margin software.”

“We enter 2018 with the strongest product portfolio we’ve ever had, including our recent acquisition of Runtime. With ongoing investments in R&D, we continue to innovate to increase the value our simulation-driven design, high performance computing, IoT and Analytics solutions can deliver to our customers. Our strong billings growth in Q4, and 2017 as a whole, support our optimism for further growth in 2018, which coupled with continued investments, will help further elevate our leadership position in the multi-billion dollar markets we serve”.

Fourth Quarter 2017 Financial Highlights

•	Software product revenue was $67.9 million, an increase of 11% from $61.1 million for the fourth quarter of 2016.

•	Total revenue was $89.9 million, an increase of 8% compared to $82.8 million for the fourth quarter of 2016.

•	Net loss was $(60.3) million, compared to net income of $5.9 million for the fourth quarter of 2016. The fourth quarter of 2017 included the impact of $8.0 million in non-cash stock-based compensation expenses as well as $56.6 million in tax expenses, substantially due to the recording of a valuation allowance on the U.S. deferred tax assets from the exercise and expected exercise of a significant number of non-qualified stock options, and to a lesser degree as a result of recent tax reform. Diluted net loss per share was $(1.03), based on 58.7 million diluted weighted average common shares outstanding, compared to diluted net income per share of $0.10 for the fourth quarter of 2016, based on 58.8 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $8.4 million, compared to $10.6 million for the fourth quarter of 2016. Adjusted EBITDA represents net (loss) income adjusted for income tax expense, interest expense, interest income and other, depreciation and amortization, stock-based compensation expense, restructuring charges, asset impairment charges and other special items as determined by management.

1

•	Non-GAAP net income was $12.6 million, compared to $6.9 million for the fourth quarter of 2016. Non-GAAP net income per share was $0.18, based on 68.2 million diluted weighted average common shares outstanding, compared to $0.12 for the fourth quarter of 2016, based on 58.8 million diluted weighted average common shares outstanding. Non-GAAP net income excludes stock-based compensation, amortization of intangible assets related to acquisitions and certain tax adjustments.

•	Cash flow from operations was an outflow of $(1.4) million, compared to an inflow of $23 thousand for the fourth quarter of 2016.

•	Free cash flow, which consists of cash flow from operations less capital expenditures, was $(4.5) million compared to $(4.7) million for the fourth quarter of 2016.

Full Year 2017 Financial Highlights

•	Software product revenue was $244.8 million, an increase of 9% from $223.8 million for 2016.

•	Total revenue was $333.3 million, an increase of 6% compared to $313.2 million for 2016.

•	Net loss was $(99.4) million, compared to net income of $10.2 million for 2016. 2017 included the impact of $47.3 million in non-cash stock-based compensation expenses as well as $63.0 million in tax expenses, substantially due to the recording of a valuation allowance on the U.S. deferred tax assets from the exercise and expected exercise of a significant number of non-qualified stock options, and to a lesser degree, as a result of recent tax reform. Diluted net loss per share was $(1.89), based on 52.5 million diluted weighted average common shares outstanding, compared to diluted net income per share of $0.18 for 2016, based on 57.9 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $22.5 million, compared to $30.8 million for 2016.

•	Non-GAAP net income was $16.1 million, compared to $18.6 million for 2016. Non-GAAP net income per share was $0.26, based on 62.6 million diluted weighted average common shares outstanding, compared to $0.32 for 2016, based on 57.9 million diluted weighted average common shares outstanding.

•	Cash flow from operations was $16.1 million, compared to $21.4 million for 2016.

•	Free cash flow was $8.6 million compared to $11.9 million for 2016.

2

Business Outlook

Based on information available as of today, Altair is issuing forward-looking statements on guidance for the first quarter and full year 2018 as indicated below.

	First Quarter 2018			Full Year 2018
Software Product Revenue	$64.5	to	$65.0	$269.0	to	$273.0
Total Revenue	$86.5		$87.5	$362.0		$366.0
GAAP Net Income	$0.0		$0.5	$10.0		$12.0
Adjusted EBITDA	$3.8		$4.3	$32.0		$34.0
Non-GAAP Net Income	$1.8		$2.3	$18.0		$20.0

(All figures in millions)

Conference Call Information

What:	Altair Fourth Quarter and Full Year 2017 Financial Results Conference Call

When:	Wednesday, March 21, 2018

Time:	4:30 p.m. ET

Live Call:	(866) 754-5204, domestic

(636) 812-6621, international

Replay:	(855) 859-2056, passcode 4684517, domestic

(404) 537-3406, passcode 4684517, international

Webcast:	http://investor.altair.com (live & replay

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, Non-GAAP Net Income and Free Cash Flow.

Altair believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company also believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Altair urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

3

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

About Altair

Altair is focused on the development and broad application of simulation technology to synthesize and optimize designs, processes and decisions for improved business performance. With more than 2,000 employees, Altair is headquartered in Troy, Michigan, USA and operates 69 offices throughout 24 countries. Today, Altair serves approximately 5,000 customers across broad industry segments. To learn more, please visit www.altair.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our business outlook, potential growth, market positioning and future investments, and our reconciliations of projected non-GAAP financial measures. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Altair’s control. Altair’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Altair’s quarterly and annual reports filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Altair’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Altair undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Altair’s views as of any date subsequent to the date of this press release.

Investor Relations

Garo Toomajanian

ICR

248-614-2400 ext. 346

ir@altair.com

Media Relations

Dave Simon

Altair

248-614-2400 ext. 332

pr@altair.com

4

Altair Engineering Inc. and subsidiaries

Consolidated balance sheets

	December 31,
	2017	2016
(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$39,213	$16,874
Accounts receivable, net	86,635	70,498
Inventory, net	1,980	1,227
Income tax receivable	6,054	9,069
Prepaid expenses and other current assets	10,006	7,435

Total current assets	143,888	105,103
Property and equipment, net	31,446	29,708
Goodwill	62,706	36,625
Other intangible assets, net	24,461	11,168
Deferred tax assets	8,351	62,896
Other long-term assets	17,019	5,276

TOTAL ASSETS	$287,871	$250,776

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current portion of long-term debt	$232	$10,435
Accounts payable	4,880	5,009
Accrued compensation and benefits	26,560	22,955
Obligations for acquisition of businesses	13,925	2,649
Other accrued expenses and current liabilities	21,744	16,296
Deferred revenue	130,122	100,661

Total current liabilities	197,463	158,005
Long-term debt, net of current portion	178	74,806
Deferred revenue, non-current	9,640	13,268
Stock-based compensation awards	—	22,236
Other long-term liabilities	17,647	17,114

TOTAL LIABILITIES	224,928	285,429

Commitments and contingencies
MEZZANINE EQUITY	2,352	—
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock ($0.0001 par value), authorized 45,000 shares, none issued and oustanding as of December 31, 2017; none authorized, issued or outstanding as of December 31, 2016	—	—
Common stock ($0.0001 par value)
Class A common stock, authorized 513,797 shares, issued and outstanding 26,725 as of December 31, 2017; authorized 76,000 shares, issued and outstanding 8,900 as of December 31, 2016	2	1
Class B common stock, authorized 41,203 shares, issued and outstanding 36,508 as of December 31, 2017; authorized 44,000 shares, issued and outstanding 41,204 as of December 31, 2016	4	4
Additional paid-in capital	232,156	39,688
Accumulated deficit	(166,499)	(67,092)
Accumulated other comprehensive loss	(5,072)	(7,264)

Total Altair Engineering Inc. stockholders’ equity (deficit)	60,591	(34,663)
Noncontrolling interest	—	10

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	60,591	(34,653)

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	$287,871	$250,776

Altair Engineering Inc. and subsidiaries

Consolidated statements of operations

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
(in thousands, except per share data)	(Unaudited)
Revenue
Software	$67,912	$61,085	$244,817	$223,818
Software related services	9,648	9,304	35,397	35,770

Total software	77,560	70,389	280,214	259,588
Client engineering services	10,439	11,267	46,510	47,702
Other	1,868	1,192	6,609	5,950

Total revenue	89,867	82,848	333,333	313,240

Cost of revenue
Software*	9,561	8,462	36,360	31,962
Software related services	6,658	7,288	26,888	27,653

Total software	16,219	15,750	63,248	59,615
Client engineering services	8,931	9,320	38,131	38,106
Other	1,467	1,151	5,212	4,879

Total cost of revenue	26,617	26,221	106,591	102,600

Gross profit	63,250	56,627	226,742	210,640
Operating expenses:
Research and development*	24,036	17,912	93,234	71,325
Sales and marketing*	21,275	17,032	79,958	66,086
General and administrative*	21,514	13,527	87,979	57,202
Amortization of intangible assets	2,161	970	5,448	3,322
Other operating income	(2,555)	(790)	(6,620)	(2,742)

Total operating expenses	66,431	48,651	259,999	195,193

Operating (loss) income	(3,181)	7,976	(33,257)	15,447
Interest expense	367	511	2,160	2,265
Other expense (income), net	156	(16)	994	(520)

(Loss) income before taxes	(3,704)	7,481	(36,411)	13,702
Income tax expense	56,643	1,585	62,996	3,539

Net (loss) income	$(60,347)	$5,896	$(99,407)	$10,163

(Loss) income per share:
Net (loss) income per share attributable to common stockholders, basic	$(1.03)	$0.12	$(1.89)	$0.21
Net (loss) income per share attributable to common stockholders, diluted	$(1.03)	$0.10	$(1.89)	$0.18
Weighted average shares outstanding:
Weighted average number of shares used in computing net (loss) income per share, basic	58,674	49,837	52,466	48,852
Weighted average number of shares used in computing net (loss) income per share, diluted	58,674	58,848	52,466	57,856

*	Amounts include stock-based compensation expense as follows (in thousands):

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Cost of revenue – software	$8	$7	$350	$22
Research and development	2,045	9	12,540	1,370
Sales and marketing	1,533	12	7,693	775
General and administrative	4,393	54	26,698	2,965

Total stock-based compensation expense	$7,979	$82	$47,281	$5,132

Altair Engineering Inc. and subsidiaries

Consolidated statements of cash flows

	Year ended December 31,
(In thousands)	2017	2016
OPERATING ACTIVITIES:
Net (loss) income	$(99,407)	$10,163
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	11,747	9,980
Provision for bad debt	610	291
Write-down of inventory to net realizable value	270	179
Stock-based compensation expense	47,281	5,132
Deferred income taxes	52,571	(6,076)
Other, net	28	86
Changes in assets and liabilities:
Accounts receivable	(10,397)	(4,397)
Prepaid expenses and other current assets	1,559	(2,337)
Other long-term assets	(11,288)	(930)
Accounts payable	(1,087)	(1,321)
Accrued compensation and benefits	2,060	2,366
Other accrued expenses and current liabilities	6,207	(1,173)
Deferred revenue	15,937	9,422

Net cash provided by operating activities	16,091	21,385
INVESTING ACTIVITIES:
Payments for acquisition of businesses	(15,582)	(6,499)
Capital expenditures	(7,522)	(9,444)
Payments for acquisition of developed technology	(2,120)	(154)
Other investing activities, net	373	64

Net cash used in investing activities	(24,851)	(16,033)
FINANCING ACTIVITIES:
Payments on revolving commitment	(154,187)	(136,087)
Borrowings under revolving commitment	126,832	151,928
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting commissions	119,268	—
Principal payments on long-term debt	(59,869)	(16,232)
Payments of IPO offering costs	(4,644)	—
Proceeds from issuance of common stock	1,792	456
Proceeds from issuance of debt	1,541	2,030
Payments for redemption of common stock	(1,045)	(3,049)
Payment for return of capital	—	(725)
Other financing activities	(130)	(185)

Net cash provided by (used in) financing activities	29,558	(1,864)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,641	(362)

Net increase in cash, cash equivalents and restricted cash	22,439	3,126
Cash, cash equivalents and restricted cash at beginning of year	17,139	14,013

Cash, cash equivalents and restricted cash at end of period	$39,578	$17,139

Supplemental disclosure of cash flow:
Interest paid	$2,092	$2,190
Income taxes paid	$5,893	$5,909
Supplemental disclosure of non-cash investing and financing activities:
Promissory notes issued and deferred payment obligations for acquisitions	$12,352	$4,182
Issuance of common stock in connection with acquisitions	$8,712	$—
Issuance of common stock with put rights	$2,352	$—
Property and equipment and developed technology in accounts payable, other accrued expenses and current liabilities, and other liabilities	$582	$1,777
Initial public offering costs in accounts payable	$186	$—
Capital leases	$124	$129
Notes issued for stock redemptions	$—	$807

The following table provides a reconciliation of Adjusted EBITDA to net (loss) income, the most comparable GAAP financial measure (in thousands):

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Net (loss) income	$(60,347)	$5,896	$(99,407)	$10,163
Income tax expense	56,643	1,585	62,996	3,539
Stock-based compensation expense	7,979	82	47,281	5,132
Interest expense	367	511	2,160	2,265
Interest income and other(1)	(76)	(168)	(2,260)	(249)
Depreciation and amortization	3,852	2,680	11,747	9,980

Adjusted EBITDA	$8,418	$10,586	$22,517	$30,830

(1)	Includes a non-recurring adjustment for a change in estimated legal expenses resulting in $2.0 million of income for the year ended December 31, 2017.

The following table provides a reconciliation of Non-GAAP net income and Non-GAAP diluted earnings per share to net (loss) income and (loss) earnings per share - diluted, the most comparable GAAP financial measures (in thousands):

	(Unaudited)
	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Net (loss) income	$(60,347)	$5,896	$(99,407)	$10,163
Stock-based compensation expense	7,979	82	47,281	5,132
Amortization of intangible assets	2,161	970	5,448	3,322
Change in tax valuation allowance	47,429	—	47,429	—
Tax law changes	15,366	—	15,366	—

Non-GAAP net income	$12,588	$6,948	$16,117	$18,617

(Loss) earnings per share - diluted	$(1.03)	$0.10	$(1.89)	$0.18
Non-GAAP earnings per share - diluted	$0.18	$0.12	$0.26	$0.32

GAAP diluted shares outstanding:
Weighted average number of shares used in computing net (loss) income per share, diluted	58,674	58,848	52,466	57,856
Non-GAAP diluted shares outstanding:
Weighted average number of shares used in computing net income per share, diluted	68,156	58,848	62,632	57,856

The following table provides a reconciliation of Free Cash Flow to net cash (used in) provided by operating activities, the most comparable GAAP financial measure (in thousands):

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Net cash (used in) provided by operating activities	$(1,364)	$23	$16,091	$21,385
Capital expenditures	(3,155)	(4,722)	(7,522)	(9,444)

Free cash flow	$(4,519)	$(4,699)	$8,569	$11,941

The following table provides a reconciliation of projected Adjusted EBITDA to projected net income, the most comparable GAAP financial measure (in thousands):

	(Unaudited)
	Three months ending March 31, 2018		Year ending December 31, 2018
	low	high	low	high
Net income	$—	$500	$10,000	$12,000
Income tax expense	100	100	4,200	4,200
Stock-based compensation expense	300	300	2,000	2,000
Interest expense	—	—	—	—
Interest income and other	—	—	—	—
Depreciation and amortization	3,400	3,400	13,500	13,500
Other non-recurring charges(1)	—	—	2,300	2,300

Adjusted EBITDA	$3,800	$4,300	$32,000	$34,000

(1)	Represents projected accelerated compliance-related costs.

The following table provides a reconciliation of projected net income to projected Non-GAAP net income, the most comparable GAAP financial measure (in thousands):

	(Unaudited)
	Three months ending March 31, 2018		Year ending December 31, 2018
	low	high	low	high
Net income	$—	$500	$10,000	$12,000
Stock-based compensation expense	300	300	2,000	2,000
Amortization of intangible assets	1,500	1,500	6,000	6,000

Non-GAAP net income	$1,800	$2,300	$18,000	$20,000